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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2004 (September 24, 2004)

Myogen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50438	84-1348020

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West 103rd Avenue, Suite 102 Westminster, Colorado	80021

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 410-6666

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2004 the Myogen, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement with 37 purchasers set forth on Exhibit A thereto, pursuant to which the Company sold, at the closing on September 29, 2004, 9,195,400 shares of its common stock at a price of $6.525 per share and warrants to purchase 1,839,080 shares of its common stock at an exercise price of $7.80 per share. The warrants become exercisable on March 30, 2005 and expire on September 29, 2009. Under the terms of the agreement, the Company has agreed to file, within 45 days after the closing of the sale of the securities, a Registration Statement on Form S-3 with the Securities and Exchange Commission to register the shares of its common stock and shares of common stock issuable upon the exercise of the warrants, which Registration Statement is required under the agreement to become effective within 105 days following the closing.

The following purchasers were, individually or with their affiliates, holders of more than 5% of the Company’s outstanding capital stock as of immediately prior to the closing of the sale: New Enterprise Associates 10, Limited Partnership (“NEA”); InterWest Partners VI, LP, InterWest Investors VI, LP, InterWest Partners VIII, LP, InterWest Investors VIII, LP and InterWest Investors Q VIII, LP (the “InterWest Entities”); and Perseus-Soros Biopharmaceutical Fund, LP (“Perseus-Soros”). Additionally, the following members of our board of directors have relationships with the respective purchasers as follows: Dr. Sigrid Van Bladel, Ph.D: partner of NEA; Dr. Arnold L. Oronsky: managing director of the general partner of each of the InterWest Entities; Dr. Andrew N. Schiff: managing director of Perseus-Soros Partners, LLC, the general partner of Perseus-Soros; and Daniel J. Mitchell: manager of Sequel Venture Partners, L.L.C., general partner of Sequel Limited Partnership III and Sequel Entrepreneurs’ Fund III, L.P.

The foregoing is a summary of the terms of the agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 10.34.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On September 29, 2004, the Registrant completed a $60 million private placement of its Common Stock. Pursuant to the terms of a Securities Purchase Agreement, the Registrant sold 9,195,400 shares of its common stock at a price of $6.525 per share. The Registrant also issued warrants to purchase 1,839,080 shares of its common stock at an exercise price of $7.80 per share. The warrants become exercisable on March 30, 2005, and expire on September 29, 2009. The Purchase Agreement, including the form of Warrant and other exhibits thereto, is attached hereto as Exhibit 10.34, and incorporated herein by reference.

The aggregate offering price of the shares of Common Stock sold was $60 million and the aggregate placement agent commissions were $2,600,000. CIBC World Markets Corp. and Lazard Frères & Co. LLC acted as the company’s exclusive placement agents for this transaction and will be paid an aggregate of 6.5% of the gross proceeds from non-affiliate investors or 3.25% to each of the placement agents.

The offering was made only to accredited investors, as such term is defined in accordance with the Securities Act of 1933, as amended. The shares of common stock and the warrants issued to the investors have not been registered under the Securities Act of 1933, or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. However, the company has agreed to file a registration statement for the resale of the shares of common stock and the shares of common stock underlying the warrants.

Section 8 — Other Events

Item 8.01 Other Events.

The press release announcing the private placement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.34	Securities Purchase Agreement, dated September 24, 2004, by and among the Registrant and the investors named therein.

99.1	Press Release, dated September 27, 2004, entitled “Myogen Announces $60 Million Private Financing.”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated September 29, 2004

MYOGEN, INC.

By:	/s/ Joseph L. Turner

Joseph L. Turner
Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.34	Securities Purchase Agreement, dated September 24, 2004, by and among the Registrant and the investors named therein.

99.1	Press Release, dated September 27, 2004, entitled “Myogen Announces $60 Million Private Financing.”